EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-153157, 333-127626, 333-127750, 333-127631 and 333-136662) of ACCO Brands Corporation of our report dated March 2, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 2, 2009